FOR IMMEDIATE RELEASE

CONTACT:	Maria C. Duey
Vice President, Corporate Development & Investor Relations
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL BEATS SECOND QUARTER 2017 REVENUE AND EARNINGS PER SHARE GUIDANCE; RAISES FULL-YEAR 2017 EARNINGS PER SHARE GUIDANCE

Business Update

▪	Second quarter diluted earnings per share of $0.79

*	Second quarter adjusted diluted earnings per share(1) of $0.84

▪	Net sales increased from $167.8 million to $253.6 million, up 51.1%

▪	Operating profit margin increased to 9.6%, up 300 basis points

*	Adjusted operating profit margin(2) of 10.3%, flat from prior year quarter

▪	Westfalia integration and synergies on track

▪	Repurchased 570,365 shares of common stock

▪	Third quarter 2017 earnings per share guidance

*	Diluted earnings per share guidance between $0.24 and $0.29

*	Adjusted diluted earnings per share(3) between $0.35 and $0.40

▪	Full-year 2017 earnings per share guidance increased

*	Diluted earnings per share increased to between $0.54 and $0.64

*	Adjusted diluted earnings per share(3) increased to between $1.04 and $1.14

Troy, Michigan, August 1, 2017 — Horizon Global Corporation (NYSE: HZN), the world’s leading manufacturer of branded towing and trailering equipment, today reported second quarter results, which demonstrated a continued focus on execution, operational excellence and a commitment to drive growth across the enterprise.
“We observed our two-year anniversary as a public company in the second quarter and delivered solid revenue growth and margin expansion,” said A. Mark Zeffiro, President and Chief Executive Officer of Horizon Global. “Total company revenues grew over 51%, predominantly as a result of the addition of Westfalia. Regionally, Horizon Americas delivered strong growth in e-commerce and aftermarket channels as sales recovered from order delays in the first quarter of 2017. Horizon Asia-Pacific experienced double-digit organic growth by expanding into industrial products. As a whole, the Company’s operating profit more than doubled as a result of leverage from increased sales and operational improvements.”
“We reiterate our confidence in achieving €9 million in expected synergies during 2017 due to our Westfalia integration efforts. The momentum in Horizon Europe-Africa continues to build, and we expect to realize ongoing benefits from the business in the back half of 2017 and beyond.
“We are also pleased to announce our recently completed acquisition of Best Bars Limited, an established leader in the towing and trailering industry in New Zealand. Best Bars is now part of Horizon Asia-Pacific, and we expect this acquisition to support the growth of our global OE business.”
Best Bars primarily serves the OE channel with towing solutions and a wide range of vehicle accessories. Its global customers include Toyota, FCA (Jeep) and Volkswagen in New Zealand.

2017 Second Quarter Segment Highlights
Horizon Americas. Net sales increased 7.2 percent, driven by gains in the aftermarket, OE and e-commerce channels. Operating profit increased $10.1 million to $22.8 million, or 16.5 percent of net sales, primarily due to higher sales, favorable product mix and cost reductions.
Horizon Europe-Africa. Net sales increased by $72.8 million, driven by the acquisition of Westfalia. Operating profit increased $3.5 million to $3.6 million, or 4.2 percent of net sales, primarily attributable to the acquisition of Westfalia. Adjusted operating profit(2) increased to $4.7 million, or 5.4 percent of net sales.
Horizon Asia-Pacific. Net sales increased 15.1 percent, or 13.3 percent on a constant currency basis(4), driven by increases in the OE and industrial channels. Operating profit increased $1.4 million to $4.3 million, or 14.9 percent of net sales, on increased sales volumes and operational improvements across the region.

Outlook
“We continue to drive progress on our key financial priorities - expanding our operating margin, improving our capital structure and growing the business to extract maximum value for our shareholders. Given our performance in the second quarter and our forecast for the balance of the year, we are raising our full-year earnings per share guidance,” said Zeffiro.
For third quarter 2017, the Company expects:

▪	Revenues between $225 million to $235 million

▪	Diluted earnings per share between $0.24 and $0.29
*Adjusted diluted earnings per share(3) between $0.35 and $0.40
For full-year 2017, the Company expects:
▪Revenue growth of 30 to 35 percent; unchanged
▪Operating profit between $40 million and $46 million, up 370 to 420 basis points; unchanged

*	Adjusted operating profit(3) between $53 million and $59 million, up 60 to 100 basis points; unchanged
▪Operating cash flow between $40.0 million and $50.0 million; unchanged
▪Diluted earnings per share between $0.54 and $0.64; increased
*Adjusted diluted earnings per share(3) between $1.04 and $1.14; increased

Conference Call Details
Horizon Global will host a conference call regarding second quarter 2017 earnings on Tuesday, August 1, 2017 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 48185691.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 48185691. The telephone replay will be available approximately two hours after the end of the call and continue through August 15, 2017.

About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company’s commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4,300 employees in 64 facilities across 20 countries.
For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the spin-off from TriMas Corporation; risks inherent in the achievement of cost synergies and timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company’s ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; the timing and amount of repurchases of the Company’s common stock, if any; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Appendix I details certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of net income under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(2)
Please refer to “Company and Business Segment Financial Information,” which details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.  Further, the Company presents adjusted operating profit excluding these Special Items to provide investors with a better understanding of the Company’s view of first quarter results as compared to prior periods.

(3)
The Company provides guidance for adjusted operating profit and adjusted diluted earnings per share, which exclude “Special Items,” that are included in the determination of operating profit and diluted earnings per share under GAAP. “Special Items” are certain costs, expenses, other charges, gains or income, that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. See Appendix IV for reconciliation of the non-GAAP financial measures the Company provides guidance on to the most comparable GAAP measure.

(4)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,570	$50,240
Receivables, net	121,600	77,570
Inventories	156,620	146,020
Prepaid expenses and other current assets	13,680	12,160
Total current assets	331,470	285,990
Property and equipment, net	104,550	93,760
Goodwill	134,380	120,190
Other intangibles, net	85,770	86,720
Deferred income taxes	9,270	9,370
Other assets	10,060	17,340
Total assets	$675,500	$613,370
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$11,720	$22,900
Accounts payable	121,240	111,450
Accrued liabilities	63,640	63,780
Total current liabilities	196,600	198,130
Long-term debt	269,170	327,040
Deferred income taxes	29,390	25,730
Other long-term liabilities	29,510	30,410
Total liabilities	524,670	581,310
Commitments and contingent liabilities	—	—
Total Horizon Global shareholders' equity	151,710	32,360
Noncontrolling interest	(880)	(300)
Total shareholders' equity	150,830	32,060
Total liabilities and shareholders' equity	$675,500	$613,370

Horizon Global Corporation
Condensed Consolidated Statements of Income (Loss)
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net sales	$253,590	$167,760	$456,870	$313,870
Cost of sales	(185,920)	(122,050)	(343,810)	(230,550)
Gross profit	67,670	45,710	113,060	83,320
Selling, general and administrative expenses	(43,360)	(31,970)	(89,480)	(61,660)
Impairments	—	(2,240)	—	(2,240)
Net loss on dispositions of property and equipment	(70)	(380)	—	(490)
Operating profit	24,240	11,120	23,580	18,930
Other expense, net:
Interest expense	(5,220)	(4,230)	(11,110)	(8,500)
Loss on extinguishment of debt	—	—	(4,640)	—
Other expense, net	(700)	(560)	(1,250)	(1,170)
Other expense, net	(5,920)	(4,790)	(17,000)	(9,670)
Income before income tax benefit	18,320	6,330	6,580	9,260
Income tax benefit	1,650	1,000	3,230	260
Net income	19,970	7,330	9,810	9,520
Less: Net loss attributable to noncontrolling interest	(290)	—	(590)	—
Net income attributable to Horizon Global	$20,260	$7,330	$10,400	$9,520
Net income per share attributable to Horizon Global:
Basic	$0.80	$0.40	$0.42	$0.53
Diluted	$0.79	$0.40	$0.42	$0.52
Weighted average common shares outstanding:
Basic	25,385,395	18,162,451	24,616,939	18,130,081
Diluted	25,743,077	18,319,068	25,044,653	18,260,246

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited - dollars in thousands)

	Six months ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$9,810	$9,520
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Net loss on dispositions of property and equipment	—	490
Depreciation	6,510	4,990
Amortization of intangible assets	4,960	3,640
Impairment of intangible assets	—	2,240
Amortization of original issuance discount and debt issuance costs	3,240	930
Deferred income taxes	970	(370)
Loss on extinguishment of debt	4,640	—
Non-cash compensation expense	1,830	1,830
Increase in receivables	(40,380)	(23,870)
(Increase) decrease in inventories	(5,570)	12,540
(Increase) decrease in prepaid expenses and other assets	970	(1,580)
Decrease in accounts payable and accrued liabilities	(1,460)	(2,680)
Other, net	(110)	(270)
Net cash provided by (used for) operating activities	(14,590)	7,410
Cash Flows from Investing Activities:
Capital expenditures	(13,340)	(6,670)
Net proceeds from disposition of property and equipment	940	240
Net cash used for investing activities	(12,400)	(6,430)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	220	39,160
Repayments of borrowings on credit facilities	(2,890)	(37,280)
Repayments of borrowings on Term B Loan, inclusive of transaction costs	(185,800)	(5,000)
Proceeds from ABL Revolving Debt	82,400	81,930
Repayments of borrowings on ABL Revolving Debt	(62,400)	(71,930)
Proceeds from issuance of common stock, net of offering costs	79,920	—
Repurchase of common stock	(8,360)	—
Proceeds from issuance of Convertible Notes, net of issuance costs	120,950	—
Proceeds from issuance of Warrants, net of issuance costs	20,930	—
Payments on Convertible Note Hedges, inclusive of issuance costs	(29,680)	—
Other, net	(240)	(260)
Net cash provided by financing activities	15,050	6,620
Effect of exchange rate changes on cash	1,270	(80)
Cash and Cash Equivalents:
Increase (decrease) for the period	(10,670)	7,520
At beginning of period	50,240	23,520
At end of period	$39,570	$31,040
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,220	$7,510

Horizon Global Corporation
Condensed Consolidated Statements of Shareholders’ Equity
(Unaudited - dollars in thousands)

	Common Stock	Paid-in Capital	Treasury Stock	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Horizon Global Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at December 31, 2016	$210	$54,800	$—	$(14,310)	$(8,340)	$32,360	$(300)	$32,060
Net income (loss)	—	—	—	10,400	—	10,400	(590)	9,810
Other comprehensive income, net of tax	—	—	—	—	14,740	14,740	10	14,750
Issuance of common stock, net of issuance costs	40	79,880	—	—	—	79,920		79,920
Repurchase of common stock	—	—	(8,360)	—	—	(8,360)	—	(8,360)
Shares surrendered upon vesting of employees' share based payment awards to cover tax obligations	—	(240)	—	—	—	(240)	—	(240)
Non-cash compensation expense	—	1,830	—	—	—	1,830	—	1,830
Issuance of Warrants, net of issuance costs	—	20,930	—	—	—	20,930	—	20,930
Initial equity component of the 2.75% Convertible Senior Notes due 2022, net of issuance costs and tax	—	19,680	—	—	—	19,680	—	19,680
Convertible Note Hedges, net of issuance costs and tax	—	(19,550)	—	—	—	(19,550)	—	(19,550)
Balance at June 30, 2017	$250	$157,330	$(8,360)	$(3,910)	$6,400	$151,710	$(880)	$150,830

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

We evaluate certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Horizon Americas
Net sales	$138,110	$128,820	$235,940	$239,440
Operating profit	$22,750	$12,700	$27,910	$22,720
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$—	$3,620	$—	$4,330
Impairment of intangible assets	$—	$2,280	$—	$2,280
Adjusted operating profit	$22,750	$18,600	$27,910	$29,330

Horizon Europe-Africa
Net sales	$86,580	$13,840	$165,120	$26,550
Operating profit	$3,610	$80	$3,270	$390
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$600	$270	$2,730	$280
Acquisition and integration costs	$460	$—	$270	$—
Adjusted operating profit	$4,670	$350	$6,270	$670

Horizon Asia-Pacific
Net sales	$28,900	$25,100	$55,810	$47,880
Operating profit	$4,290	$2,850	$7,360	$5,080
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$300	$—	$300	$—
Acquisition and integration costs	$20	$—	$20	$—
Adjusted operating profit	$4,610	$2,850	$7,680	$5,080

Corporate Expenses
Operating loss	$(6,410)	$(4,510)	$(14,960)	$(9,260)
Special Items to consider in evaluating operating loss:
Acquisition costs	$250	$—	$2,580	$—
Severance and business restructuring costs	$250	$—	$250	$—
Adjusted operating loss	$(5,910)	$(4,510)	$(12,130)	$(9,260)

Total Company
Net sales	$253,590	$167,760	$456,870	$313,870
Operating profit	$24,240	$11,120	$23,580	$18,930
Total Special Items to consider in evaluating operating profit	$1,880	$6,170	$6,150	$6,890
Adjusted operating profit	$26,120	$17,290	$29,730	$25,820

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

This appendix details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of net income under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income attributable to Horizon Global, as reported	$20,260	$7,330	$10,400	$9,520
Impact of Special Items to consider in evaluating quality of net income:
Severance and business restructuring costs	1,150	3,890	3,280	4,610
Impairment of intangible assets	—	2,280	—	2,280
Acquisition and integration costs	730	—	2,870	—
Loss on extinguishment of debt	—	—	4,640	—
Tax impact of Special Items	(450)	(1,850)	(3,560)	(1,980)
Adjusted net income	$21,690	$11,650	$17,630	$14,430

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Diluted earnings per share attributable to Horizon Global, as reported	$0.79	$0.40	$0.42	$0.52
Impact of Special Items to consider in evaluating quality of earnings per share:
Severance and business restructuring costs	0.04	0.21	0.13	0.25
Impairment of intangible assets	—	0.13	—	0.13
Acquisition and integration costs	0.03	—	0.11	—
Loss on extinguishment of debt	—	—	0.19	—
Tax impact of Special Items	(0.02)	(0.10)	(0.14)	(0.11)
Adjusted diluted earnings per share	$0.84	$0.64	$0.71	$0.79

Weighted average common shares outstanding, diluted, as reported	25,743,077	18,319,068	25,044,653	18,260,246

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three months ended June 30, 2017				Six months ended June 30, 2017
	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated
Revenue growth as reported	7.2%	527.5%	15.1%	51.1%	(1.5)%	520.7%	16.5%	45.6%
Less: currency impact	0.1%	(2.5)%	1.8%	0.2%	0.3%	(3.7)%	3.2%	0.4%
Revenue growth at constant currency	7.1%	530.0%	13.3%	50.9%	(1.8)%	524.4%	13.3%	45.2%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

This appendix reconciles net income to “Consolidated Bank EBITDA” as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance.

		Less:	Add:
	Year Ended December 31, 2016	Six Months Ended June 30, 2016	Six Months Ended June 30, 2017	Twelve Months Ended June 30, 2017
	(dollars in thousands)
Net income (loss) attributable to Horizon Global	$(12,360)	$9,520	$10,400	$(11,480)
Bank stipulated adjustments:
Interest expense, net (as defined)	20,080	8,500	11,110	22,690
Income tax benefit	(3,730)	(260)	(3,230)	(6,700)
Depreciation and amortization	18,220	8,630	11,470	21,060
Extraordinary charges	6,830	—	—	6,830
Non-cash compensation expense(a)	3,860	1,830	1,830	3,860
Other non-cash expenses or losses	16,460	3,180	480	13,760
Pro forma EBITDA of permitted acquisition	13,910	14,310	—	(400)
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	1,200	530	500	1,170
Debt extinguishment costs	—	—	4,640	4,640
Items limited to 25% of consolidated EBITDA:
Non-recurring expenses (b)	4,190	4,250	—	(60)
Acquisition integration costs (c)	4,290	—	5,580	9,870
Synergies related to permitted acquisition (d)	12,500	—	(3,570)	8,930
EBITDA limitation for non-recurring expenses (e)	(4,860)	—	(20)	(4,880)
Consolidated Bank EBITDA, as defined	$80,590	$50,490	$39,190	$69,290

	June 30, 2017
	(dollars in thousands)
Total Consolidated Indebtedness (f)	$234,980
Consolidated Bank EBITDA, as defined	69,290
Actual leverage ratio	3.39	x
Covenant requirement	5.25	x
_________________________________

(a)	Non-cash compensation expenses resulting from the grant of restricted shares of common stock and common stock options.

(b)
Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $20 million in aggregate, commencing on or after January 1, 2015.

(c)	Under our credit agreement, costs and expenses related to the integration of the Westfalia acquisition, are not to exceed $10 million in any fiscal year and $30 million in aggregate.

(d)
Under our credit agreement, the add back for the amount of reasonably identifiable and factually supportable “run rate” cost savings, operating expense reductions, and other synergies cannot exceed $12.5 million for the Westfalia acquisition.

(e)	The amounts added to Consolidated Net Income pursuant to items in notes (b), (c), and (d) shall not exceed 25% of Consolidated EBITDA, excluding these items, for such period.

(f)
“Total Consolidated Indebtedness” refers to the sum of “long-term debt” and “current maturities, long-term debt”, excluding certain credit facilities as defined in our Credit Agreement less domestic cash of $10.6 million and 65% of foreign cash, or $18.8 million, as of June 30, 2017

Appendix IV

Horizon Global Corporation
2017 Guidance Reconciliation
(Unaudited - dollars in thousands, except per share amounts)

The Company provides guidance for adjusted operating profit and adjusted diluted earnings per share, which exclude “Special Items,” that are included in the determination of operating profit and diluted earnings per share under GAAP. “Special Items” are certain costs, expenses, other charges, gains or income, that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company provides guidance for adjusted operating profit and adjusted diluted earnings per share, excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. The following appendix reconciles the non-GAAP financial measures the Company provides guidance on to the most comparable GAAP measure.
Per share guidance provided below includes the impact of all common shares repurchased as part of the share repurchase program through July 31, 2017. The impact of any common shares repurchased subsequent to July 31, 2017 is not included and may impact the guidance provided below.
Full Year Guidance:

	Year ending on December 31, 2017				Year ended December 31, 2016
	Low End of Guidance		High End of Guidance
Revenue	$844,000		$876,400		$649,200

Operating profit	$40,000	4.7%	$46,000	5.2%	$6,300	1.0%
Estimated Special Items	13,000	1.5%	13,000	1.5%	30,860	4.8%
Adjusted operating profit	$53,000	6.3%	$59,000	6.7%	$37,160	5.7%
Basis point improvement		60 bps		100 bps

	Year ending on December 31, 2017
	Low End of Guidance	High End of Guidance
Diluted earnings per share	$0.54	$0.64
Impact of Special Items (including tax impact)	0.50	0.50
Adjusted diluted earnings per share	$1.04	$1.14

Estimated diluted weighted average common shares outstanding	25,300,000	25,300,000

Third Quarter 2017 Guidance:

	Three months ending on September 30, 2017
	Low End of Guidance	High End of Guidance
Diluted earnings per share	$0.24	$0.29
Impact of Special Items (including tax impact)	0.11	0.11
Adjusted diluted earnings per share	$0.35	$0.40

Estimated diluted weighted average common shares outstanding	25,400,000	25,400,000